Exhibit 99.1

FRANCHISE GROUP, INC. CLOSES ON THE ACQUISITION

OF THE VITAMIN SHOPPE

Virginia Beach, Virginia, December 16, 2019 (GLOBE NEWSWIRE) – Franchise Group, Inc. (NASDAQ: FRG) (“Franchise Group” or the “Company”), today announced the completion of its previously announced acquisition of Vitamin Shoppe, Inc. (“The Vitamin Shoppe”) , an omni-channel, specialty retailer of nutritional products. This transaction is a key part of the strategic transformation of Franchise Group and its diversification of its business and operations.

The Vitamin Shoppe is a trusted specialty retailer and wellness lifestyle brand that allows customers to help them become their best selves through a wide variety of proprietary and national brands of nutritional solutions and natural beauty aids.

Andrew Laurence, the Company’s Executive Vice President and Chairman of Franchise Group’s Board of Directors, said, “We welcome The Vitamin Shoppe management team and its Health Enthusiasts to Franchise Group. We believe The Vitamin Shoppe people, culture and business will be a great addition to our company and will assist us in accelerating our strategy to enhance our portfolio of multi-unit consumer businesses.”

About Franchise Group, Inc.

Franchise Group, Inc. (NASDAQ: FRG) is an operator and acquiror of franchised and franchisable businesses that it can scale using its operating expertise. Franchise Group owns and operates Liberty Tax Service, Buddy’s Home Furnishings and Sears Outlet. Liberty Tax Service operates in the U.S. and Canada and prepared approximately 1.85 million individual income tax returns in more than 3,100 offices and online in 2019. Buddy’s Home Furnishings is a specialty retailer which franchises and operates rent-to-own stores that lease durable goods, such as electronics, residential furniture, appliances and household accessories, to customers on a rent-to-own basis. Buddy’s Home Furnishings operated 291 locations, primarily through franchise arrangements. Sears Outlet is a retailer primarily focused on providing customers with in-store and online access to new, one-of-a kind, out-of-carton, discontinued, reconditioned, overstocked, and scratched and dented products across a broad assortment of merchandise categories, including home appliances, lawn and garden equipment, apparel, mattresses, sporting goods and tools, at prices that are significantly lower than list prices. Sears Outlet operated 126 locations which includes 8 franchises.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, projections, predictions, expectations, or beliefs about future events or results and are not statements of historical fact. Such forward-looking statements are based on various assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of the Company or its management about future events. Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of the Company will not differ materially from any projected future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, many of which are beyond the control of the Company. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended April 30, 2019, and comparable sections of the Company’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or its business or operations. Readers are cautioned not to rely on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made and the Company does not undertake any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTOR RELATIONS CONTACT:

Andrew F. Kaminsky

EVP & Chief Administrative Officer

Franchise Group, Inc.

akaminsky@franchisegrp.com

(914) 939-5161